Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED STOCK AND BOND FUND and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Target ETF Fund 2015, Federated Target ETF Fund 2025, and Federated Target ETF Fund 2035, portfolios of Federated Managed Allocation Portfolios, into Federated Stock and Bond Fund, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                                                                TITLE DATE

/S/ John F. Donahue                                                            February 12, 2009
John F. Donahue                                                                Trustee

/S/ J. Christopher Donahue                                                            February 12, 2009
J. Christopher Donahue                                                                President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak                                                            February 12, 2009
Richard A. Novak                                                                Treasurer
(Principal Financial Officer)

/S/ Thomas G. Bigley                                                            February 12, 2009
Thomas G. Bigley                                                                Trustee

/S/ John T. Conroy, Jr.                                                            February 12, 2009
John T. Conroy, Jr.                                                                Trustee

/S/ Nicholas P. Constantakis                                                            February 12, 2009
Nicholas P. Constantakis                                                                Trustee

/S/ John F. Cunningham                                                            February 12, 2009
John F. Cunningham                                                                Trustee

/S/ Peter E. Madden                                                            February 12, 2009
Peter E. Madden                                                                Trustee

/S/ Charles F. Mansfield, Jr.                                                            February 12, 2009
Charles F. Mansfield, Jr.                                                                Trustee

/S/ R. James Nicholson                                                            February 12, 2009
R. James Nicholson                                                                Trustee

/S/ Thomas M. O’Neill                                                            February 12, 2009
Thomas M. O’Neill                                                                Trustee

/S/ John S. Walsh                                                            February 12, 2009
John S. Walsh                                                                Trustee

/S/ James F. Will                                                            February 12, 2009
James F. Will                                                                Trustee